UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2011

THERMON HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	333-168915-05	26-0249310
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Thermon Drive
San Marcos, Texas 78666
 (Address of principal executive offices) (zip code)

(512) 396-5801
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective April 1, 2011, George P. Alexander, formerly our Senior Vice President, Eastern Hemisphere, was appointed to the position of Executive Vice President, Global Sales, with direct responsibility for sales, project management, application engineering, field services and training, and René van der Salm, formerly our Senior Vice President, Operations, was appointed to the position of Senior Vice President, Global Manufacturing, with direct responsibility for all manufacturing operations and logistics.  In connection with such appointments, and in recognition of each executive’s increased responsibilities, Messrs. Alexander and van der Salm entered into employment agreements with the registrant, which provide for certain increases in base salary and, for Mr. Alexander, an extended term of employment, as described below.  On April 12, 2011, the registrant issued a press release announcing these appointments, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.  In addition, Rodney Bingham, our President and Chief Executive Officer, entered into a new employment agreement with the registrant, effective as of April 1, 2011, providing for an increase in base salary and extended term of employment, as described below.

Rodney Bingham Employment Agreement

Effective April 1, 2011, the registrant entered into an amended and restated employment agreement with Mr. Bingham, which provides for an increase in Mr. Bingham’s base salary to $350,000 from $280,000 and extends the term of his employment until April 30, 2014.  All other terms of Mr. Bingham’s employment agreement are materially unchanged.

George P. Alexander Employment Agreement

Effective April 1, 2011, the registrant entered into an amended and restated employment agreement with Mr. Alexander, which provides for an increase in Mr. Alexander’s base salary to $295,000 from $250,000 and extends the term of his employment until April 30, 2014.  All other terms of Mr. Alexander’s employment agreement are materially unchanged.

René van der Salm Employment Agreement

Effective April 1, 2011, the registrant entered into an employment agreement with Mr. van der Salm (the “van der Salm Agreement”), which provides for an increase in annual base salary to $190,000 from $164,500 and a target annual bonus opportunity equal to forty percent (40%) of his base salary, subject to the attainment of annual performance targets to be mutually agreed upon by Mr. van der Salm and our Board of Directors.  The van der Salm Agreement also provides that if Mr. van der Salm’s employment is terminated without cause, then Mr. van der Salm will be entitled to receive an amount equal to his base salary, payable over the 12 month period following his termination of employment.  In addition, if Mr. van der Salm is terminated for reasons other than cause or if Mr. van der Salm resigns due to a change of control or significant diminution in duties, then he shall receive a pro rata portion of any annual bonus earned and payable for the year in which his termination of employment occurs.

Michael W. Press Appointment

On April 8, 2011, the registrant’s board of directors appointed Michael W. Press to serve as a director, effective at, and contingent upon, the consummation of the previously announced initial public offering of common stock of Thermon Group Holdings, Inc. (“Parent”), the registrant’s indirect parent entity.  Mr. Press will also serve as a director of Parent.  Mr. Press will be a member of the audit, compensation, and nominating and corporate governance committees, and will serve as chair of the nominating and corporate governance committee, in each case for both the registrant and Parent.

Item 9.01.                      Financial Statements and Exhibits

Number	Description
10.1	Amended and Restated Employment Agreement, effective as of April 1, 2011, between Rodney Bingham and Thermon Holding Corp.

10.2	Amended and Restated Employment Agreement, effective as of April 1, 2011, between George P. Alexander and Thermon Holding Corp.

10.3	Employment Agreement, effective as of April 1, 2011, between Johannes (René) van der Salm and Thermon Holding Corp.

99.1	Press release dated April 12, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly cased this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2011	THERMON HOLDING CORP.
	By:	/s/ Jay Peterson
Chief Financial Officer

Exhibit Index

Number	Description
10.1	Amended and Restated Employment Agreement, effective as of April 1, 2011, between Rodney Bingham and Thermon Holding Corp.

10.2	Amended and Restated Employment Agreement, effective as of April 1, 2011, between George P. Alexander and Thermon Holding Corp.

10.3	Employment Agreement, effective as of April 1, 2011, between Johannes (René) van der Salm and Thermon Holding Corp.

99.1	Press release dated April 12, 2011